Exhibit 1.1

CAPITAL PRODUCT PARTNERS L.P.

5,800,000 Common Units

UNDERWRITING AGREEMENT

New York, New York
February 23, 2010

UBS Securities LLC
Citigroup Global Markets Inc.
As Representatives of
the several Underwriters listed
in Schedule I hereto

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Capital Product Partners L.P., a Marshall Islands limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule I annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 5,800,000 (the “Firm Units”) common units representing limited partner interests in the Partnership (the “Common Units”).  In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 870,000 Common Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.”  The Units are described in the Prospectus which is referred to below.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-153274) as amended by Amendment No. 1 on Form F-3/A filed on October 1, 2008 under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act.  Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Units.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Partnership and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule II attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Units, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any (i) Pre-Pricing Prospectus, (ii) the Permitted Free Writing Prospectus, if any, identified in Schedule II hereto, (iii) any other Permitted Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to treat as a part of the Disclosure Package, together with (iv) the other information, if any, stated on Schedule III hereto.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

As used herein, “Capital Maritime” means Capital Maritime & Trading Corp., a Marshall Islands Corporation, and “Manager” means Capital Ship Management Corporation, a Panama Corporation.

As used herein, the Partnership, Capital GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), and Capital Product Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), are referred to as the “Capital Parties.”  The Capital Parties, together with each of the vessel-owning subsidiaries listed on Schedule IV hereto (collectively, the “Operating Subsidiaries” and each, an “Operating Subsidiary”), and Epicurus Shipping Company, a Marshall Islands corporation (the “Drop Down Subsidiary”), are collectively referred to as the “Capital Entities.”

As used herein, “Credit Facilities” means the Loan Agreement dated March 22, 2007, as amended and supplemented, in respect of revolving credit and term loan facilities of (originally) US$370,000,000 in aggregate, among the Partnership, as Borrower and The Banks and Financial Institutions listed on Schedule I thereto, as Lenders, HSH Nordbank AG, as Swap Bank, HSH Nordbank AG, as Bookrunner and HSH Nordbank AG, as Agent and Security Trustee  and the Loan Agreement dated March 19, 2008 relating to revolving credit and term loan facilities not exceeding US $350,000,000 in aggregate among the Partnership as Borrower, The Banks and Financial Institutions listed on Schedule I thereto, as Lenders, HSH Nordbank AG, as Swap Bank, HSH Nordbank AG, as Bookrunner, HSH Nordbank AG, as Mandated Lead Arranger, Facility Agent and Security Trustee and DnB Nor Bank ASA as Co-Arranger.

The Partnership and Capital Maritime have entered into a share purchase agreement (the “Drop Down Agreement”).  Pursuant to the Drop Down Agreement as soon as practicable after the initial time of purchase, the Partnership will acquire all of the outstanding common stock in the Drop Down Subsidiary which holds the beneficial ownership of the M/T Atrotos (the “Drop Down Vessel”).

The Capital Parties and the Underwriters agree as follows:

        1.           Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 8 hereof at a purchase price of $8.42 per Unit.  The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership  for the Firm Units.  The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date of the Prospectus Supplement, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule I hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 8 hereof.

2.           Payment and Delivery.  Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer of immediately available funds to a bank account designated by the Partnership against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 26, 2010 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units.  Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Cravath, Swaine & Moore LLP, CityPoint, One Ropemaker Street, London, EC2Y 9HR, England, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3.           Representations, Warranties and Agreements of the Capital Parties.  Each of the Capital Parties jointly and severally represents and warrants to each Underwriter as of the date hereof as follows:

(a)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission.

(b)           The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Pre-Pricing Prospectus dated February 22, 2010 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership.

(d)           Each of the Capital Entities has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation, and each of the Capital Entities has full partnership, limited liability company or corporate power and authority, as applicable, necessary to own, lease and operate the properties described in the Disclosure Package and the Prospectus that it owns, leases or operates and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  Each of the Capital Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of its business as described in the Disclosure Package, except where the failure so to qualify or to be in good standing would not (i) have a material adverse effect on the business, financial condition or results of operations of the Capital Entities, taken as a whole (“Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e)           The General Partner has, and as of each time of purchase will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus.

(f)            Capital Maritime owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required by such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 31 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Capital Maritime owns such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”).

(g)           The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus or the Partnership Agreement).

(h)           All of the Partnership’s outstanding Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement) and the limited partner interests represented thereby have been duly authorized and are validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) and the Partnership Agreement).  Capital Maritime owns 11,304,651 Common Units, and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement).  The Common Units conform to all statements relating thereto contained in the Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Units will be subject to personal liability by reason of being such a holder, except as described in the Disclosure Package or the Prospectus.

(i)            The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 31 of the Marshall Islands LLC Act or the Operating Company LLC Agreement); and the Partnership owns such membership interests free and clear of all Liens.  The only subsidiaries of the Partnership are the Operating Company and the Operating Subsidiaries.

(j)            The Operating Company owns all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and nonassessable; and the Operating Company owns such shares of capital stock free and clear of all Liens.  Following the consummation of the transactions contemplated by the Drop Down Agreement (the “Drop Down”), the Operating Company will own all of the issued and outstanding shares of capital stock of the Drop Down Subsidiary; such shares of capital stock will have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Drop Down Subsidiary and will be fully paid and nonassessable; and the Operating Company will own such shares of capital stock free and clear of all Liens.

(k)           At the initial time of purchase or the additional time of purchase, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands LP Act).

(l)             Except as identified in the Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Capital Entities or (B) outstanding options or warrants to purchase any securities of the Capital Entities.  There are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Partnership under the Act, other than the General Partner and its Affiliates (including Capital Maritime) within the meaning of, and pursuant to, the Partnership Agreement.

(m)           The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Prospectus.  At each time of purchase, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Capital Entities or any of their shareholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(n)           This Agreement has been duly authorized, validly executed and delivered by each of the Capital Parties.

(o)           None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Capital Parties or the consummation of the transactions contemplated hereby or by the Drop Down Agreement (1) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, by-laws or other constituent document of any of the Capital Entities (collectively, the “Organizational Documents”), (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Capital Entities is a party or by which any of them or any of their respective properties may be bound, (3) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Capital Entities or any of their properties in a proceeding to which any of them or their property is a party or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Capital Entities (other than Liens arising under the Credit Facilities), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (2) or (4), would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Capital Entities to consummate the transactions provided for in this Agreement.

(p)           No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Capital Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Capital Parties or the consummation of the Drop Down, except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the initial time of purchase will be, obtained, (C) for such consents that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Disclosure Package.

(q)           None of the Capital Entities is in (A) violation of its Organizational Documents, (B) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Capital Entities or any of their properties or assets or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (B) and (C) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Capital Entities to perform its obligations under this Agreement.

(r)            There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Capital Parties, threatened, against or affecting any of the Capital Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by any of the Capital Entities of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Capital Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(s)           The Units, when issued and delivered against payment therefor as provided herein, and the Incentive Distribution Rights, will or do as applicable, conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(t)            There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(u)           Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm (“Deloitte”) who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement and the Pre-Pricing Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partner as required by the Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(v)           The financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the Partnership and the General Partner do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(w)           Each of the Capital Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent registered public accountants and the Audit Committee of the Board of Directors of the Partnership have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Partnership, if any, have been identified to the Partnership’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer  and principal financial officer of the Partnership has made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Capital Entities and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder.

(y)           None of the Capital Entities has sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect or is not otherwise set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the Capital Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect, (ii) there has not been any change in the capitalization, or increase in the short-term debt or long-term debt, of the Capital Entities that would cause or result in a Material Adverse Effect and (iii) there has not been any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ capital, stockholders’ equity, net worth or results of operations of the Capital Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Each of the vessels listed on Schedule IV hereto (the “Vessels”) has been registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule IV in the sole ownership of the Operating Subsidiary set forth opposite its name on Schedule IV; each Operating Subsidiary has good and marketable title to the applicable Vessel, free and clear of all Liens of record and defects of title of record; and each such Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for such Liens, defects of title of record and failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, (B) those liens arising under the Credit Facilities or (C) as do not, individually or in the aggregate, materially affect the value of any such vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Disclosure Package and the Prospectus (the liens described in clauses (A), (B) and (C) above being “Permitted Liens”).

(aa)          The Drop Down Vessel has been duly registered as a vessel under the laws of Mexico by Arrendadora Ocean Mexicana, S.A. de C.V., a Mexican corporation (“Arrendadora”), pursuant to a financial lease agreement dated March 29, 2009, as amended between, among others, Arrendadora and the Drop Down Subsidiary (the “Financial Lease Agreement”).  Pursuant to a guarantee trust agreement dated December 21, 2009 (the “Guarantee Trust Agreement”), between, among others, the Drop Down Subsidiary and the Bank of New York Mellon, S.A., Institucion de Banca Multiple, acting as trustee (the “Trustee”), title to the Drop Down Vessel has been transferred to the Trustee.  The Drop Down Subsidiary will have beneficial ownership of the Drop Down Vessel, free and clear of all Liens except for Permitted Liens or as set forth in the Guarantee Trust Agreement or the Financial Lease Agreement; and such Drop Down Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for Permitted Liens.

(bb)         To the knowledge of the Capital Parties, each of the Capital Entities and the Manager has such permits, Consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such Permits, declarations and filings that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; except as set forth in the Disclosure Package and the Prospectus, each of the Capital Entities and the Manager, to the knowledge of the Capital Parties, has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Capital Entities, taken as a whole.

(cc)          Each of the Capital Entities which are required to do so has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith or (ii) which, if not paid, would not have a Material Adverse Effect.

(dd)         None of the Capital Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” none of the Capital Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ee)          Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Capital Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) to the knowledge of the Capital Parties, the Capital Entities and the Manager have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses as described in the General Disclosure Package and the Prospectus and are each in compliance with such requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Capital Entities and (D) to the knowledge of the Capital Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Capital Entities or the Manager relating to Hazardous Materials or any Environmental Laws.

(ff)           To the knowledge of the Capital Parties, no labor dispute with the employees of the Capital Parties or the Manager exists or, to the knowledge of the Capital Parties, is imminent, and none of the Capital Parties or the Manager is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.

(gg)         The Capital Entities carry or are entitled to the benefits of insurance relating to their business as described in the Disclosure Package and the Prospectus, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Capital Entities have no reason to believe that they will not be able (A) to renew their existing insurance coverage relating to their business described in the Disclosure Package and the Prospectus as and when such policies expire or (B) to obtain comparable coverage relating to the their business as described in the Disclosure Package and the Prospectus from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Change.  None of the Capital Entities has been denied any insurance coverage which it has sought or for which it has applied relating to their business as described in the Disclosure Package and the Prospectus.

(hh)         Except as provided in the Credit Facilities and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(ii)           Except as described in the Disclosure Package or the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Capital Entities is or may be a party or to which the business or property of any of the Capital Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed, to the knowledge of the Partnership, by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Capital Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(jj)   To the knowledge of the Capital Parties, the Capital Entities and the Manager own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business as described in the Disclosure Package and the Prospectus, and, to the knowledge of the Capital Parties, none of the Capital Parties or the Manager has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Capital Entities and the Manager, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(kk)          The Partnership is not and, after giving effect to the issuance and sale of the Units as contemplated by this Agreement, the Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Internal Revenue Code, and based on the Partnership’s current and expected assets, income and operations as described in the Disclosure Package and the Prospectus, the Partnership does not believe that it is likely to become a PFIC.

(ll)    The Partnership qualifies and, after giving effect to the issuance and sale of the Units as contemplated by this Agreement, the Partnership will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code, provided less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Capital Maritime or its affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during the year of the Offering.

(mm)        None of the Capital Entities, other than the General Partner and the Partnership, is currently classified as an association taxable as a corporation for United States federal income tax purposes.  Each of the Capital Entities, other than the General Partner and the Partnership, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Capital Entity that is classified other than as a corporation without regard to whether it has made such an election).

(nn)         The Partnership has not distributed and, prior to the later to occur of (i) any time of purchase and (ii) completion of the distribution of the Units, will not distribute, any offering material in connection with the offering, issuance and sale of the Units other than the Pre-Pricing Prospectus, the Prospectus or the Disclosure Package.

(oo)         The Units are quoted on the NASDAQ Global Market.

(pp)         None of the Capital Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

(qq)         None of the Capital Entities nor, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Capital Entities, and to the knowledge of the Capital Parties, the affiliates of the Capital Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr)           The operations of the Capital Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Capital Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Capital Parties, threatened.

(ss)          None of the Capital Entities is, and, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or person acting on behalf of the Capital Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)           Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Capital Parties believe to be reliable and accurate.

Any certificate signed by any officer of any Capital Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Capital Party to each Underwriter as to the matters covered thereby.

        4.             Certain Covenants of the Partnership.  The Partnership hereby agrees:

(a)    to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that none of the Capital Parties shall be required to qualify as a foreign entity or as a dealer in securities, or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units) or to subject itself to any taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)   to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Capital Parties shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)            if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Capital Parties agree to file in a timely manner in accordance with such Rules);

(d)    if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)    if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to (i) file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; and (ii) use its reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Partnership shall take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)    to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(g)   subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and, during such period, to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Capital Parties pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(h)   to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 1(f) hereof, if it is necessary, in the opinion of counsel for the Underwriters or counsel for the Partnership, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)   to make generally available to its security holders, and to deliver to you, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j)     to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)    to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(l)     to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws in accordance with the provisions of Section 4(a), and the determination of their eligibility for investment under state or foreign law and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NASDAQ Global Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Capital Parties, if any, relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Capital Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Capital Parties’ other obligations hereunder; provided that, except as expressly provided herein, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, the transportation and other expenses, if any, incurred by or on their behalf in connection with presentations to potential purchasers of Units and any advertising expenses, if any, relating to offers of Units they may make; Notwithstanding the foregoing, if and when the sale of the Firm Units is consummated, the Underwriters will reimburse the Partnership for certain actual bona fide expenses that are incurred by the Partnership in connection with the transactions contemplated by this Agreement in an amount up to $50,000.  Such reimbursement shall be made by wire transfer of immediately available funds to such accounts or accounts designated by the Partnership or such other method as agreed to by the parties to this Agreement following delivery of reasonably satisfactory documentation of the expenses to the Representatives.

(m)       to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n)   beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (C) the issuance of employee unit options not exercisable during the Lock-Up Period pursuant to unit option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, and (D) any offer for sale, sale or other issuance of Common Units or other securities to Capital Maritime or any of its subsidiaries in connection with the acquisition by the Partnership of any assets from Capital Maritime or any of its subsidiaries (including, for the avoidance of doubt, the issuance of general partner units to the General Partner); provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(o)    prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership, or the offering of the Units, without your prior consent;

(p)    not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus;

(q)    not to, and to cause the Operating Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(r)    to use its best efforts to cause the Units to be listed on the NASDAQ Global Market and to maintain the listing of the Common Units, including the Units, on the NASDAQ Global Market; and

(s)    to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

                5.           Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Partnership shall fail to deliver the Units which it is obligated to sell hereunder for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof, the termination of this Agreement pursuant to clause (2) in the second sentence of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(l), reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

        6.   Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Capital Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Capital Parties their obligations hereunder and to the following additional conditions precedent:

(a)    The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cravath, Swaine & Moore LLP, U.S. counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in substantially the form set forth in Exhibit A hereto.

(b)    The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Watson, Farley & Williams (New York) LLP, Marshall Islands and Liberian counsel to the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in substantially the form set forth in Exhibit B hereto.

(c)    The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of G.E. Bairactaris & Partners, Greek counsel to the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in substantially the form set forth in Exhibit C hereto.

(d)    The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Watson, Farley & Williams LLP, English counsel to the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in substantially the form set forth in Exhibit D hereto.

(e)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Irina Taka, as General Counsel of Capital Maritime, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in substantially the form set forth in Exhibit E hereto.

(f)           You shall have received from Deloitte, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter in the forms satisfactory to the Representatives, which letters shall contain statements and information of the type ordinarily included in accountants’ “comfort letters” and “bring-down comfort letters,” as the case may be, with respect to the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(g)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(i)    The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(j)    Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k)    The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, stating that (A) there has been no change that has resulted in a Material Adverse Effect, (B) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the initial time of purchase, or the additional time of purchase, as the case may be (C) each of the Capital Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to initial time of purchase, or the additional time of purchase, as the case may be and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(l)    You shall have received signed Lock-Up Agreements in the form of Exhibit F hereto from each of the entities and individuals listed on such Exhibit, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(m)   The Capital Parties shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n)    The Units shall have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

        7.           Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The Representatives may terminate this Agreement, by notice to the Partnership, prior to the Time of Purchase or the Additional Time of Purchase, if any, (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Capital Entities taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ Global Market; (B) a suspension or material limitation in trading in the Partnership’s securities on the NASDAQ Global Market; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Capital Parties and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Capital Parties shall be unable to comply with any of the terms of this Agreement, the Capital Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Capital Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.           Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule I.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Capital Parties for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Capital Parties or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule I hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Capital Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Capital Parties.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.           Indemnity and Contribution.

(a)   The Capital Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, members, employees and agents, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)    Each Underwriter severally agrees to indemnify, defend and hold harmless the Capital Parties, their directors and officers and any person who controls the Capital Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Capital Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Capital Parties), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Capital Parties expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Capital Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless such lack of notice substantially prejudices the indemnifying party as determined in a final judgement by a court of competent jurisdiction.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to such indemnified party to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Capital Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Capital Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Capital Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units.  The relative fault of the Capital Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Capital Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)   The Capital Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers, members, employees or agents or any person (including each partner, officer, director, member employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Capital Parties, their respective directors or officers or any person who controls the Capital Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and this Section 9 and Section 3 hereof shall survive any termination of this Agreement or the issuance and delivery of the Units.  The Capital Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Capital Parties, against any of their officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

       10.          Information Furnished by the Underwriters.  The statements set forth in the table setting forth the allocation of Firm Units to be purchased by each Underwriter pursuant to this Agreement and the statements in the paragraphs under the headings “Commissions and Expenses” and “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus, only insofar as such statements relate to the amount of selling concession or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

        11.         Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and Citigroup Global Markets Inc, 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; and if to the Capital Parties, shall be sufficient in all respects if delivered or sent to the Partnership at 3 Iassonos Street, Piraeus 18537 Greece, attention of Ioannis E. Lazaridis.

    12.         Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

       13.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Capital Parties consent to the jurisdiction of such courts and personal service with respect thereto.  The Capital Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and each Capital Party (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Capital Parties each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Capital Parties and may be enforced in any other courts to the jurisdiction of which the Capital Parties are or may be subject, by suit upon such judgment.

                14.         Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Capital Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        15.         No Fiduciary Relationship.  The Capital Parties each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities.  The Capital Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Capital Parties, their respective management, equityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Capital Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Capital Parties each hereby confirm their understanding and agreement to that effect.  The Capital Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Capital Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Capital Parties.  The Capital Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Capital Parties and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Capital Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Capital Parties on other matters).  The Capital Parties each hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Capital Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.         Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.         Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Capital Parties and their successors and assigns and any successor or assign of any substantial portion of the Capital Parties’ and any of the Underwriters’ respective businesses and/or assets.

18.         Miscellaneous.  UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Capital Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Capital Parties in accordance with its terms.

Very truly yours,
CAPITAL PRODUCT PARTNERS L.P.,
By: Capital GP L.L.C., its general partner

By:	/s/ Ioannis E. Lazaridis
Ioannis E. Lazaridis
Chief Executive Officer and Chief Financial Officer

CAPITAL GP L.L.C.,

By:	/s/ Ioannis E. Lazaridis
Ioannis E. Lazaridis
Chief Executive Officer and Chief Financial Officer

CAPITAL PRODUCT OPERATING L.L.C.,
By: Capital Product Partners L.P., its sole member
By: Capital GP L.L.C., its general partner
By:	/s/ Ioannis E. Lazaridis
Ioannis E. Lazaridis
Chief Executive Officer and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted in New York, New York as of
the date first above written on behalf of
ourselves and as representatives of the
several Underwriters named in Schedule
I hereto.

By: UBS Securities LLC

By:	/s/ Simon Smith
Name: Simon Smith
Title: Managing Director

By:	/s/ Jae Kwon
Name: Jae Kwon
Title: Director

By: Citigroup Global Markets Inc.

By:	/s/ Christa Volpicelli
Name: Christa Volpicelli
Title: Director

Signature Page to Underwriting Agreement

SCHEDULE I

Name	Number of Firm Units to be Purchased
UBS Securities LLC	1,769,000
Citigroup Global Markets Inc.	1,769,000
Barclays Capital Inc.	1,038,200
Oppenheimer & Co. Inc.	611,900
Stifel, Nicolaus & Company Incorporated	611,900

Total	5,800,000

Schedule - I

SCHEDULE II

Permitted Free Writing Prospectus:

None

Schedule - II

SCHEDULE III

Number of Firm Units:	5,800,000
Number of Additional Units:	870,000
Public offering price:	$8.85 per unit
Net Proceeds to Capital Product Partners, L.P.:	$49.4 million

Schedule - III

SCHEDULE IV

OPERATING SUBSIDIARIES AND VESSELS

Operating Subsidiary	Vessel	Jurisdiction of Registration of Vessel
Shipping Rider Co.	Atlantas1	Marshall Islands and Isle of Man
Centurion Navigation Limited	Aktoras2	Marshall Islands and Isle of Man
Polarwind Maritime S.A.	Agisilaos	Marshall Islands
Carnation Shipping Company	Arionas	Marshall Islands
Iraklitos Shipping Company	Axios	Liberia
Tempest Maritime, Inc.	Aiolos3	Marshall Islands and Isle of Man
Apollonas Shipping Company	Avax	Liberia
Laredo Maritime Inc.	Akeraios	Liberia
Splendor Shipholding S.A.,	Anemos I	Liberia
Lorenzo Shipmanagement Inc.	Apostolos	Liberia
Sorrel Shipmanagement Inc.	Alexandros II	Marshall Islands
Wind Dancer Shipping Inc.	Aristotelis II	Marshall Islands
Belerion Maritime Co.	Aris II	Marshall Islands
Ross Shipmanagement Co.	Attikos	Liberia
Baymont Enterprises Incorporated	Amore Mio II	Liberia
Forbes Maritime Co.	Aristofanis	Liberia
Mango Finance Corp.	Agamemnon II	Liberia
Navarro International, S.A.	Ayrton II	Liberia

__________________________

1 Renamed the British Ensign
2 Renamed the British Envoy
3 Renamed the British Emissary

Schedule - IV

SCHEDULE V

DROP DOWN SUBSIDIARIES AND VESSELS

Drop Down Subsidiary	Vessel	Jurisdiction of Registration
Epicurus Shipping Company	Atrotos1	Mexico

__________________________

1 Renamed the El Pipila

Schedule - V

EXHIBIT A

FORM OF OPINION AND LETTER OF CRAVATH, SWAINE & MOORE LLP,
U.S. COUNSEL TO THE PARTNERSHIP

Form of Opinion:

Ladies and Gentlemen:

We have acted as counsel for Capital Product Partners L.P., a Marshall Islands limited partnership (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated February 23, 2010 (the “Underwriting Agreement”), among UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Underwriters (the “Representatives”), the Company, Capital GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), and Capital Product Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”, and together with the Company and the General Partner, the “Capital Parties”) from the Company of an aggregate of 5,800,000 common units representing limited partner interests in the Company (the “Common Units”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:  (a) the Registration Statement on Form F-3 (Registration No. 333-153274) filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2008 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of $300,000,000 aggregate amount of Common Units of the Company, to be issued from time to time by the Company, and 11,304,651 Common Units, to be sold from time to time by the Selling Unitholders, as amended by Amendment No. 1 thereto filed with the Commission on October 1, 2008; (b) the related Prospectus dated October 1, 2008 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (c) the Prospectus Supplement dated February 23, 2010, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (d) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”), (e) the Underwriting Agreement; and (e) the agreements specified on Schedule 1 hereto (collectively, the “Specified Agreements”).  We have also relied upon advice from the Commission that the Registration Statement initially became effective on October 1, 2008.  We have relied, with respect to certain factual matters, on the representations and warranties of the Capital Parties and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement.

Ex A-1

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.           Insofar as matters of U.S. Federal law and New York State law are concerned, to our knowledge, (a) there is no pending or threatened action, suit, or proceeding before any court or governmental agency or authority or any arbitrator against the Company of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed as required, and (b) there is no contract, indenture, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

2.           No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority is required to be made or obtained by the Capital Parties for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Common Units by the Underwriters.

3.           Assuming due authorization, execution and delivery by each party to the Underwriting Agreement, the Underwriting Agreement constitutes a valid and legally binding obligation of each of the Capital Parties, enforceable against each such Capital Party in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) any indemnity, contribution and exoneration provisions contained in the Underwriting Agreement may be limited by applicable laws.

4.           None of the offering, issuance and sale by the Company of the Common Units, the consummation of the other transactions contemplated by the Underwriting Agreement, or the performance by the Capital Parties of their obligations under the Underwriting Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any of the Specified Agreements, or (ii) violates or will violate any law, rule or regulation of the United States of America, the State of New York or, to our knowledge, any order or decree of any U.S. Federal or New York court or government agency or instrumentality having jurisdiction over the Capital Parties or any of their properties.

5.           The statements made in the Company’s Annual Report on Form 20-F filed with the Commission on February 4, 2010, under the caption “Item 7. Major Unitholders and Related-Party Transaction.—B. Related-Party Transactions—Transactions entered into during the year ended December 31, 2007—4. Omnibus Agreement”, accurately summarize in all material respects the portions of the Omnibus Agreement addressed thereby.

6.           The opinion of Cravath, Swaine & Moore LLP dated February 23, 2010 and filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Ex A-2

7.           The Registration Statement initially became effective under the Securities Act on October 1, 2008, and thereupon the offering of the Common Units as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

8.           To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, other than the General Partner and its Affiliates within the meaning of, and pursuant to, the First Amended and Restated Agreement of Limited Partnership of the Company, as amended.

9.    After giving effect to the consummation of the transactions contemplated in the Underwriting Agreement and the offering and sale of Common Units and the application of the proceeds thereof as described in the Prospectus, none of the Capital Entities will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraphs (2) and (7).

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of the Marshall Islands, Liberia, [Greece] or England.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for (1) the opinion dated February 26, 2010, of Watson, Farley & Williams (New York) LLP, Marshall Islands and Liberia counsel for the Company, a copy of which has been delivered to you pursuant to paragraph (b) of Section 6 of the Underwriting Agreement, (2) the opinion dated February 26, 2010, of G.E. Bairactaris & Partners, Greek counsel for the Company, a copy of which has been delivered to you pursuant to paragraph (c) of Section 6 of the Underwriting Agreement, (3) the opinion dated February 26, 2010, of Watson, Farley & Williams LLP, English counsel for the Company, a copy of which has been delivered to you pursuant to paragraph (d) of Section 6 of the Underwriting Agreement.

We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters.  This opinion may not be relied upon by any other person (including by any person that acquires the Common Units from the several Underwriters) or for any other purpose.  It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Ex A-3

Form of 10b-5 Letter:

Ladies and Gentlemen:

We have acted as counsel for Capital Product Partners, L.P., a Marshall Islands limited partnership (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated February 23, 2010 (the “Underwriting Agreement”), among UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Underwriters (the “Representatives”), the Company, Capital GP L.L.C., a Marshall Islands limited liability company, and Capital Product Operating L.L.C., a Marshall Islands limited liability company, from the Company of an aggregate of 5,800,000 common units representing limited partner interests in the Company (the “Common Units”).

In that capacity, we participated in conferences with certain officers of, and with the accountants and foreign counsel for, the Company concerning the preparation of the Prospectus Supplement dated February 23, 2010 (together with the related Basic Prospectus (as defined herein), the “Prospectus”), relating to the Common Units, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”).  The Prospectus was filed as part of the Registration Statement on Form F-3 (Registration No. 333-153274) filed with the Commission on August 29, 2008 for registration under the Securities Act of $300,000,000 aggregate amount of Common Units of the Company, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on October 1, 2008 (the “Registration Statement”), which Registration Statement includes a prospectus dated October 1, 2008 (together with the documents incorporated therein by reference, the “Basic Prospectus”), and we have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Time referred to below.  For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”).  Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 5 of our opinion to you dated the date hereof.  Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that each of, the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.  Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that:  the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at the time the Registration Statement was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of 8:30 a.m. (Eastern Time) on February 23, 2010 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.

Ex A-4

We are furnishing this letter to you, as Representatives, solely for the benefit of the several Underwriters in order to assist the several Underwriters in establishing appropriate defenses under applicable securities laws.  This letter may not be relied upon by any other person (including by any person that acquires the Common Units from the several Underwriters) or for any other purpose.  It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Ex A-5

EXHIBIT B

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS (NEW YORK) LLP,
MARSHALL ISLANDS AND LIBERIA COUNSEL TO THE PARTNERSHIP

Dear Sirs:

We have acted as special counsel for Capital Product Partners L.P. (the “Partnership”), Capital GP L.L.C. (the “General Partner”), Capital Product Operating L.L.C. (the “Operating Company”) and each of the operating subsidiaries listed on Schedule 1 attached hereto (the “Operating Subsidiaries”) on matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) and, solely for the purposes of paragraphs 4, 9, 10 and 13 hereof, the law of the Republic of Liberia (“Liberian Law”), in connection with the issuance and sale by the Partnership of up to 6,670,000 common units representing limited partner interests in the Partnership (the “Units”) pursuant to the Registration Statement on Form F-3 (Registration No. 333-153274) filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2008 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Act”), of $300,000,000 aggregate amount of Units of the Partnership, to be issued from time to time by the Partnership, and 11,304,651 Units, to be sold from time to time by the selling unitholders, as amended by Amendment No. 1 thereto filed with the Commission on October 1, 2008.

This opinion is being delivered to you at the request of the Partnership in accordance with the requirements of Section 6(b) of the Underwriting Agreement, dated February 23, 2010 (the “Underwriting Agreement”), between you, the Partnership, the General Partner and the Operating Company.

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement;

(ii)	the related Prospectus dated October 1, 2008 (together with the documents incorporated therein by reference, the “Basic Prospectus”);

(iii)
the Preliminary Prospectus Supplement dated February 22, 2010, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act (together with the Basic Prospectus, the “Preliminary Prospectus”);

(iv)
the Prospectus Supplement dated February 23, 2010, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act (together with the Basic Prospectus, the “Prospectus”);

(v)	the information listed on Schedule 2 attached hereto ( such information together with the Preliminary Prospectus, the “Disclosure Package”);

(vi)	the limited liability company agreement of the General Partner;

Ex B-1

(vii)	the partnership agreement of the Partnership, as amended (the “Partnership Agreement”);

(viii)	the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”);

(ix)	the Underwriting Agreement; and

(x)
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Partnership, Operating Company, the General Partner, Epicurus Shipping Company (the “Drop Down Subsidiary”), a Marshall Islands corporation, and the Operating Subsidiaries and other affiliates of the Partnership as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed: (i) the legal capacity of each natural person, (ii) the legal existence and capacity of all non-natural persons (other than the Partnership, the Operating Company, the General Partner, the Drop Down Subsidiary and each of the Operating Subsidiaries), (iii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (v) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinions set forth herein, (vi) the completeness of each document submitted to us and (vii) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document or certificate encompassed within the due diligence review undertaken by us.  We have further assumed the validity and enforceability of the Underwriting Agreement.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Partnership, the Operating Company, the General Partner, the Drop Down Subsidiary and the Operating Subsidiaries (collectively, the “Capital Entities”) as we have deemed relevant and appropriate and public officials and upon the representations and warranties of the Partnership, the General Partner and the Operating Company (collectively, the “Capital Parties”) in the Underwriting Agreement. We have not independently verified the facts so relied on.

This opinion is limited to Marshall Islands Law, other than paragraphs 4, 9, 10 and 13 below for which we also opine on Liberian Law.  We do not express any opinion on Marshall Islands or Liberian securities or “blue sky” laws.  In rendering our opinion as to the valid existence in good standing of each of the Partnership, the Operating Company, the General Partner, the Operating Subsidiaries and the Drop Down Subsidiary, we have relied solely on Certificates of Good standing issued by the Registrar of Corporations of the Republic of The Marshall Islands on February [●], 2010 and related bring down certificates dated the date hereof.  In rendering our opinion as to the registration of vessels under Marshall Islands Law or Liberian Law, as the case may be, and the identity of the vessel’s registered owner, we have relied solely on Certificates of Ownership and Encumbrance issued by the Office of the Maritime Administrator for the Republic of The Marshall Islands (in the case of a Marshall Islands registered vessel) and Certificates of Ownership and Encumbrance issued by the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia (in the case of a Liberian registered vessel), in each case on February [●], 2010.

Ex B-2

As used herein, the phrase “to our knowledge” and “of which we are aware” means the actual knowledge, based on conscious awareness of facts or other information, by any lawyer in our firm involved in the preparation of this opinion or actively involved in advising or assisting the Partnership in the transactions contemplated by the Underwriting Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

(1)
The Partnership has been duly formed and is validly existing in good standing as a limited partnership under Marshall Islands Law, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(2)
The General Partner has been duly formed and is validly existing in good standing as a limited liability company under Marshall Islands Law, and has the limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus, including the power and authority to act as general partner of the Partnership.

(3)
The Operating Company has been duly formed and is validly existing in good standing as a limited liability company under Marshall Islands Law, and has the limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(4)
Each of the Operating Subsidiaries and the Drop Down Subsidiary is validly existing in good standing as a corporation under Marshall Islands Law or Liberian Law, as the case may be, and each has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(5)
The General Partner owns of record a 2% general partner interest in the Partnership and is the sole general partner of the Partnership.  Such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement.  To our knowledge, the General Partner beneficially owns its general partner interest in the Partnership free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) as otherwise described in, referred to or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (ii) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable (collectively, the “Claim Exceptions”).

(6)
As of February [●], 2010, the issued and outstanding limited partner interests of the Partnership were 24,817,151 Units, the Incentive Distribution Rights (as defined in the Partnership Agreement) were outstanding and the issued and outstanding general partner interests of the Partnership were 506,472 general partner units.

Ex B-3

(7)
The Partnership owns of record a 100% membership interest in the Operating Company.  Such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act and subject to the provisions of the Operating Company LLC Agreement), and to our knowledge, the Partnership beneficially owns such membership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(8)
The Operating Company owns of record 100% of the outstanding capital stock of each Operating Subsidiary.  Such capital stock has been authorized and issued in accordance with the Operating Subsidiaries’ organizational documents and is fully paid (to the extent required under each of the Operating Subsidiaries’ organizational documents) and nonassessable (subject to the provisions of such organizational documents), and, to our knowledge, the Operating Company beneficially owns such capital stock free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(9)
Except as described in the Registration Statement, the Disclosure Package or the Prospectus, or any documents referenced therein, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any of, (i) any limited partner interests in the Partnership, (ii) any membership interests in the General Partner or the Operating Company or (iii) any equity interests in any of the Operating Subsidiaries or the Drop Down Subsidiary, in each case pursuant to the organizational documents of such entity.  To our knowledge and except as described in the Registration Statement, the Disclosure Package or the Prospectus, there are no outstanding options or warrants to purchase (i) any Units, Incentive Distribution Rights or other interests in the Partnership, (ii) any membership interests in the General Partner or the Operating Company, or (iii) any shares of capital stock of the Operating Subsidiaries or the Drop Down Subsidiary.

(10)
The Partnership has all requisite limited partnership power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby, including issuing, selling and delivering the Units in accordance with the terms and conditions set forth in the Underwriting Agreement.  Each of the Capital Parties has all requisite limited liability company power and authority to execute and deliver the Underwriting Agreement, and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(11)	The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Capital Parties.

Ex B-4

(12)
Each of the vessels listed on Schedule 3 hereto is registered in the sole ownership of the applicable Operating Subsidiary set forth on such schedule under Marshall Islands Law or Liberian Law, as the case may be.

(13)
The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby, including the offering, issuance and sale by the Partnership of the Units as contemplated by the Underwriting Agreement, do not and will not (i)  conflict with or constitute a violation of any of the organizational documents of any of the Capital Entities, (ii)  conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument governed by Marshall Islands Law and listed on Schedule 4 hereto, (iii) violate Marshall Islands Law, or (iv) violate any order, judgment, decree or injunction of which we are aware of any court or governmental agency or body situated in, the Republic of The Marshall Islands directed to any of the Capital Entities or any of their respective properties in a proceeding to which any of them or their property is a party.

(14)
To our knowledge, no permits, consents, approvals, orders, registrations, qualifications, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Capital Entities to own or lease its properties and to conduct its business in the manner described in the Registration Statement, Disclosure Package and the Prospectus, other than such permits, consents, approvals, orders, registrations, qualifications, licenses, franchises, concessions, certificates, authorizations, declarations and filings with any governmental or regulatory authorities of the Republic of The Marshall Islands currently held or previously obtained, applied, received or filed by any of the Capital Entities.

(15)
No permit, consent, approval, authorization, order, registration, filing or qualification under Marshall Islands Law is required for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated by the Underwriting Agreement, including the offering, issuance and sale by the Partnership of the Units.

(16)
The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Common Units—The Units,” “Description of Common Units—Transfer of Common Units,” “Material U.S. Federal Income Tax Considerations—Marshall Islands Taxation,” “Non-United States Tax Consequences, and “Service of Process and Enforcement of Civil Liabilities,” and the statements in the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2009 under the caption “Item 8.  Financial Information—Cash Distribution Policy” and the statements in the Partnership’s Form 8-A under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions” and “The Partnership Agreement,” each as may be amended or supplemented by statements in the Prospectus or the Disclosure Package, insofar as they constitute summaries of agreements governed by Marshall Islands Law, fairly summarize in all material respects the portions of agreements addressed thereby, and insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

Ex B-5

(17)	The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law under Marshall Islands Law.

(18)
The submission by the Partnership to the jurisdiction of any state court in the City and County of New York or in the United States District Court for the Southern District of New York is a valid submission under Marshall Islands Law.

(19)
A judgment granted by a foreign court against the Partnership may be enforced in the Republic of The Marshall Islands without a retrial on the merits of the matter, so long as the foreign judgment grants or denies recovery of a sum of money, and is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal, unless: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation, (v) the defendant in the proceedings in foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (vi) the judgment was obtained by fraud, (vii), the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands, (viii) the judgment conflicts with another final and conclusive judgment, (ix) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (x) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

This opinion may not, without our prior written consent, be used or relied upon by any person other than the Underwriters.

Ex B-6

EXHIBIT C

FORM OF OPINION OF G.E. BAIRACTARIS & PARTNERS,
GREEK COUNSEL TO THE PARTNERSHIP

Dear Sirs:

We have acted as Greek counsel for Capital Product Partners L.P. (the “Partnership”) on matters of Greek law in connection with (i) the sale by the Partnership and the purchase by the Underwriters (as such term is defined in the Underwriting Agreement, as defined below), acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule I to the Underwriting Agreement and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 1 of the Underwriting Agreement to purchase all or any part of 870,000 additional Common Units to cover overallotments, if any.  The 5,800,000 Common Units to be purchased by the Underwriters from the Partnership (the “Firm Units”) and all or any part of the 870,000 Common Units subject to the option described in Section 1 of the Purchase Agreement (the “Option Units”) are hereinafter called, collectively, the “Units.”  The Units are being issued and sold pursuant to the Partnership’s Registration Statement on Form F-3 (No. 333-153274), as amended by Amendment No. 1 thereto filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 1, 2008 (the “Registration Statement”), and the prospectus included therein (together with the documents incorporated therein by reference, the “Basic Prospectus”), which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on October 1, 2008, the Preliminary Prospectus Supplement dated February 22, 2010, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Preliminary Prospectus”)and the Prospectus Supplement dated February 23, 2010, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”).  As used herein, “Disclosure Package,” means the Preliminary Prospectus together with the other information stated on Schedule III of the Underwriting Agreement.

This opinion is being delivered to you at the request of the Partnership in accordance with the requirements of Section 6(c) of the Underwriting Agreement dated February 23, 2010 (the “Underwriting Agreement”) among you and the Partnership, Capital GP L.L.C. (the “General Partner”) and Capital Product Operating L.L.C. (the “Operating Company” and, together with the General Partner and the Partnership, the “Capital Parties”).  Capitalized terms used and not defined herein have the meanings assigned to them in the Underwriting Agreement.

As such counsel, we have examined the following documents:

(i)The Registration Statement and the Prospectus;

Ex C-1

(ii)	The Underwriting Agreement;

(iii)
Such other papers, documents, agreements and certificates of public officials and certificates of representatives of the Capital Entities as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.  We have further assumed the validity and enforceability of the documents under all applicable laws other than Greek law. As to questions of fact material to our opinion, we have not conducted an independent investigation thereof and have relied exclusively upon the representations set forth in the above documents and of officers of the Partnership. We are admitted to practice law only in Greece and not in any other jurisdiction.

This opinion is limited to the law of Greece.

As used herein, the phrase “to our knowledge” means the actual knowledge, based on conscious awareness of facts or other information, by any lawyer in our firm involved in the preparation of this opinion or actively involved in advising or assisting any of the Capital Entities in the transactions contemplated by the Registration Statement, the Prospectus and the Underwriter Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

(1)
To our knowledge, no Permits of, or declarations or filings with, any governmental or regulatory authorities of the Republic of Greece are required for any of the Capital Entities to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Prospectus.

(2)
To our knowledge there is no pending or threatened action, suit or proceeding by or before any Greek court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership, the Operating Company, the Operating Subsidiaries and the Drop Down Subsidiary or their property of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is not adequately disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(3)	No consent, approval, authorization, filing with or order of any Greek court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreement.

(4)
Neither the issue and sale of the Units, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the General Partner, the Partnership, the Operating Company, the Operating Subsidiaries or the Drop Down Subsidiary pursuant to any Greek statute, law, rule, regulation, judgment, order or decree applicable to such entities of any Greek court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such entities or any of their properties.

Ex C-2

(5)
The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency in Greece or body or any court in Greece having jurisdiction over the General Partner, the Partnership, the Operating Company, the Operating Subsidiaries and the Drop Down Subsidiary or their properties.

(6)
The General Partner, the Partnership, the Operating Company, the Operating Subsidiaries and the Drop Down Subsidiary are not required to file tax returns or pay any taxes in Greece except as may be required regarding any transactions subject to value added tax, social security and payroll taxes.

(7)
All dividends and other distributions declared and payable on the Units of the Partnership, may, under the current laws and regulations of Greece or any political subdivision thereof, be paid in United States Dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in Greece.

(8)
No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Greece or to any political subdivision or taxing authority thereof or therein in connection with the issuance and sale by the Partnership of the Units to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Units to the initial purchasers thereof.

This opinion may not, without our prior written consent, be used or relied upon by any person other than (i) the Underwriters, (ii) Cravath Swaine & Moore LLP, as counsel for the Partnership, in rendering its opinion pursuant to Section 6(a) of the Underwriting Agreement, (iii) Watson, Farley & Williams (New York) LLP, in rendering its opinion pursuant to Section 6(b) of the Underwriting Agreement, (iv) Watson, Farley & Williams LLP, in rendering its opinion pursuant to Section 6(c) of the Underwriting Agreement and (v) Vinson & Elkins L.L.P., as counsel for the Underwriters, in rendering its opinion pursuant to Section (6)(g) of the Underwriting Agreement.

Ex C-3

EXHIBIT D

FORM OF WATSON, FARLEY & WILLIAMS LLP,
ENGLISH COUNSEL TO THE PARTNERSHIP

Dear Sirs

Capital Product Partners L.P.

1SUBJECT MATTER OF OPINION

1.1	Subject matter. We have acted as special counsel to Capital Product Partners L.P. (the “Partnership”) on certain English law aspects of:

(i)
a loan agreement dated 22 March 2007 as supplemented by supplemental agreements dated 19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009 and 2 October 2009 (together the “First Loan Agreement”) and made between (i) the Partnership, (ii) the banks and financial institutions listed in Schedule 1 thereto as lenders, (iii) HSH Nordbank AG as swap bank, (iv) HSH Nordbank AG as book runner and (v) HSH Nordbank AG as agent and security trustee relating to revolving credit and term loan facilities not exceeding US$370,000,000 in aggregate to initially finance the acquisition cost of fifteen medium range product tankers;

(ii)
a loan agreement dated 19 March 2008 as supplemented by an agreement dated 2 October 2009 (together the “Second Loan Agreement” and together with the First Loan Agreement, the “Loan Agreements” and each a “Loan Agreement”) and made between (i) the Partnership (ii) the banks and financial institutions listed in Schedule 1 thereto as lenders (iii) HSH Nordbank AG as mandated lead arranger, facility agent and security trustee (iv) HSH Nordbank AG as book runner (v) HSH Nordbank AG as swap bank and (vi) DNB Nor Bank ASA as co-arranger relating to revolving credit and term loan facilities of (originally) US$350,000 in aggregate;

(iii)
a management agreement dated 3 April 2007 as supplemented  by supplemental agreements dated 24 September 2007, 27 March 2008, 30 April 2008, 7 April 2009, 13 April 2009 and 30 April 2009 (together the “Management Agreement”) and made between the Partnership and Capital Ship Management Corp (the “Manager”) relating to the commercial and technical management by the Manager of vessels owned by the Partnership; and

(iv)	an administrative services agreement (the “Administrative Services Agreement”) dated 3 April 2007 and made between the Partnership and the Manager.

Ex D-1

In issuing this opinion to you at the request of the Partnership and in accordance with the requirements of section 6(d) of an underwriting agreement dated February 23 2010 (the “Underwriting Agreement”) made between (i) you, (ii) the Partnership, (iii) Capital GP L.L.C., (“General Partner”) and (iv) Capital Product Operating L.L.C., (the “Operating Company”), we do not create or accept any solicitor/client relationship or obligation to you; the scope of our responsibility is strictly confined to the direct contents of this opinion.

2DOCUMENTS EXAMINED

2.1
Documents examined.  For the purposes of this opinion, we have examined copies of each Loan Agreement, the Management Agreement and the Administrative Services Agreement as posted on the US Securities and Exchange Commission’s website and a copy of the executed Underwriting Agreement.

2.2
Documents not examined.  For the purposes of this opinion, we have not examined or reviewed any other documents in addition to the Loan Agreements, the Management Agreement, the Administrative Services Agreement and the Underwriting Agreement which may amend or supplement any of the Loan Agreements, the Management Agreement, the Administrative Services Agreement and the Underwriting Agreement.

3BASIS OF OPINION AND ASSUMPTIONS

3.1
Basis of opinion.  This opinion is confined to the matters of English law in force on this date of this opinion.  Our responsibilities in connection with the Loan Agreements, the Management Agreement and the Administrative Services Agreement have, with your agreement, been limited to forming an opinion of whether the statement, made in section 4 below applies to the Loan Agreements, the Management Agreement and the Administrative Services Agreement.  In particular, we assume no responsibility to advise about any terms contained in the Loan Agreements, the Management Agreement and the Administrative Services Agreement.

3.2	Assumptions. We have without investigation assumed:

(a)
that the copies of the Loan Agreements, the Management Agreement, the Administrative Services Agreement and the Underwriting Agreement seen by us are true and complete copies as executed and that no alteration has been made to any of the Loan Agreements, the Management Agreement, the Administrative Services Agreement and the Underwriting Agreement;

(b)	that our attention has been drawn in writing to any background information which might be considered material to any aspect of this opinion.

4OPINION

4.1	General. On the basis of the above, we are of the opinion, so far as English law is concerned, as follows.

Ex D-2

4.2
Opinion.  None of the offering, issuance and sale by the Partnership of its common units, the execution, delivery and performance of the Underwriting Agreement by the Partnership, the General Partner and the Operating Company or the consummation of the transactions contemplated thereby conflicts or will conflict with or constitutes or will constitute  a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any of the Loan Agreements, the Management Agreement and the Administrative Services Agreement.

5QUALIFICATIONS

5.1
Qualifications.  We give no opinion as to whether the performance by the Partnership, the General Partner and the Operating Company of their respective obligations under the Underwriting Agreement will contravene:

(i)
any law, regulation, directive, official request, guidance, authorisation, consent, approval, resolution, licence or exemption which applies to the Partnership, the General Partner or the Operating Company; or

(ii)
any obligation to which any of the Partnership, the General Partner and the Operating Company is subject by virtue of any contract or instrument other than the Loan Agreements, the Management Agreement and the Administrative Services Agreement.

6RELIANCE ON OPINION AND APPLICABLE LAW

6.1	Reliance. This opinion may be relied on only by you and only for purposes directly connected with the Underwriting Agreement.

6.2	English law. English law shall apply to our responsibilities with regard to the opinion and to all issues arising out of those responsibilities.

Ex D-3

EXHIBIT E

           10b-5 Statement of Irina Taka
General Counsel of Capital Maritime & Trading Corp

Ladies and Gentlemen:

I, Irina Taka, General Counsel of Capital Maritime & Trading Corp., a Marshall Islands Corporation (“Capital Maritime”), which holds a 100% membership interest in Capital GP L.L.C., a Marshall Islands limited liability company, which is the general partner of Capital Product Partners, L.P., a Marshall Islands limited partnership (the “Company”), have acted in that capacity in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated February 23, 2010 (the “Underwriting Agreement”), among UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Underwriters (the “Representatives”), the Company, Capital GP L.L.C., a Marshall Islands limited liability company, and Capital Product Operating L.L.C., a Marshall Islands limited liability company, from the Company of an aggregate of 5,800,000 common units representing limited partner interests in the Company (the “Common Units”).

In that capacity, I participated in conferences with certain officers of, and with the accountants and foreign counsel for, the Company concerning the preparation of the Prospectus Supplement dated February 23, 2010 (together with the related Basic Prospectus (as defined herein), the “Prospectus”), relating to the Common Units, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”).  The Prospectus was filed as part of the Registration Statement on Form F-3 (Registration No. 333-153274) filed with the Commission on August 29, 2008 for registration under the Securities Act of $300,000,000 aggregate amount of Common Units of the Company, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on October 1, 2008 (the “Registration Statement”), which Registration Statement includes a prospectus dated October 1, 2008 (together with the documents incorporated therein by reference, the “Basic Prospectus”), and I have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Time referred to below.  For the purposes of this letter I have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”).  My identification of information as part of the Specified Disclosure Package has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by me as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Although I have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, I cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus.  Subject to the foregoing, I confirm to you, on the basis of information gained in the course of the performance of the services rendered above and as General Counsel of Capital Maritime, that each of, the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that I do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.  Furthermore, subject to the foregoing, I hereby advise you that my work in connection with this matter did not disclose any information that gave me reason to believe that:  the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at the time the Registration Statement was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of 8:30 a.m. (Eastern Time) on February 23, 2010 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, I do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.

Ex E-1

I am furnishing this letter to you, as Representatives, solely for the benefit of the several Underwriters in order to assist the several Underwriters in establishing appropriate defenses under applicable securities laws.  This letter may not be relied upon by any other person (including by any person that acquires the Common Units from the several Underwriters) or for any other purpose.  It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Ex E-2

Exhibit F

FORM OF LOCK-UP LETTER AGREEMENT

February [●], 2010

UBS Securities LLC
Citigroup Global Markets Inc.
As Representatives of
the several Underwriters listed
in Schedule I of the Underwriting Agreement

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Dear Sirs:

The undersigned understands that you, as the Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Capital Parties providing for the purchase by you of common units, each representing a limited partner interest in the Partnership (the “Common Units”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).  Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, the undersigned will not, for a period of 60 days (the “Lock-Up Period”) from the date of the Underwriting Agreement, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned (the “Lock-Up Securities”) on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.

Ex F-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)           as a bona fide gift or gifts; or

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	to the undersigned’s affiliates or

(iv)	to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding the foregoing, if:

(1)           during the period that being on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

then, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or material news or material event occurs, as applicable, unless the Representatives waive, in writing, such extension.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters intend to proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Ex F-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs and personal representatives of the undersigned.

            Yours very truly,

            [NAME OF UNITHOLDER]

            By:___________________________________
               Name:
               Title:

Individuals and entities to provide Lock-Up Letter Agreements:

Capital GP L.L.C.
Capital Maritime & Trading Corp.
Evangelos M. Marinakis
Ioannis E. Lazaridis
Nikolaos Syntychakis
Evangelos G. Bairactairis
Abel Rasterhoff
Keith Forman
Robert Curt

 Ex F-3